EXHIBIT 99.1

JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED: October 21, 2025

SLATE PATH CAPITAL LP

By: Jades GP, LLC, its General Partner

By:	/s/ Thomas Hansen
Name:	Thomas Hansen
Title:	Chief Financial Officer and Chief Operating Officer

/s/ Jim Feeney as Attorney-In-Fact*
DAVID GREENSPAN

* Pursuant to a Power of Attorney, dated as of July 31, 2020, attached hereto as Exhibit 99.2.